UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 23, 2026
Date of Report (Date of earliest event reported)
ADVANCED MICRO DEVICES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-07882	94-1692300
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2485 Augustine Drive
Santa Clara, California 95054
(Address of principal executive offices) (Zip Code)
(408) 749-4000
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	AMD	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.
Warrant

On February 23, 2026, in connection with a strategic arrangement between Advanced Micro Devices, Inc. (“AMD”) and Meta Platforms, Inc. (“Meta") governing the purchase of AMD Instinct™ GPU products by Meta, AMD issued to Meta a performance-based warrant (the “Warrant”) to purchase up to an aggregate of 160 million shares of common stock of AMD (the “Warrant Shares”) at an exercise price of $0.01 per share.

Under the arrangement, the parties entered into an amendment to that certain Master Purchase Agreement dated May 23, 2023 (the “Agreement”) and concurrent with the Warrant issuance, Meta agreed to a binding commitment under the Agreement to purchase (directly or through its affiliates, or indirectly through authorized third parties (“Authorized Purchasers”)) the initial one (1) gigawatt equivalent of certain AMD Instinct GPU products. The Warrant Shares vest in tranches based on milestones tied to purchases of certain AMD Instinct GPU products by Meta or its affiliates, or through Authorized Purchasers for the sole benefit of Meta or its affiliates, with the first tranche of Warrant Shares vesting upon shipment of the initial one (1) gigawatt equivalent of certain AMD Instinct GPU products, and full vesting for the 160 million Warrant Shares contingent upon Meta, its affiliates or Authorized Purchasers purchasing six (6) gigawatt equivalent of certain AMD Instinct GPU products. Vesting of Warrant Shares are further subject to achievement of specified AMD stock price thresholds that escalate to $600 per share for the final tranche. Additionally, each tranche of vested Warrant Shares is subject to the fulfillment of certain other technical and commercial conditions by Meta prior to exercise.

Subject to the terms and conditions therein, the Warrant is exercisable in whole or in part after the date of issuance until 5:00 p.m. Eastern time on February 23, 2031, at Meta’s election, by cash payment or cashless exercise. The Warrant may not be transferred other than to controlled affiliates without AMD’s consent. The Warrant Shares are freely tradeable, subject to securities laws and specified limitations. Meta has certain customary registration rights, including demand registration rights and piggyback registration rights, and through underwritten block trades, with respect to the Warrant Shares pursuant to that certain Registration Rights Agreement entered into with AMD in connection with and concurrent with the issuance of the Warrant.

The Warrant was issued, and the Warrant Shares are expected to be issued, in reliance on the exemption from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended. The foregoing description is not complete and is qualified in its entirety by reference to the text of the Warrant in Exhibit 4.1 attached hereto, and the Registration Rights Agreement in Exhibit 10.1 attached hereto, to this Current Report on Form 8-K and incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

Item 7.01 Regulation FD Disclosure.

Attached hereto as Exhibit 99.1 is a copy of the press release with AMD’s announcement regarding the strategic arrangement and issuance of the Warrant.

The information in this Current Report on Form 8-K furnished pursuant to Item 7.01, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section and such information shall not be deemed to be incorporated by reference into any of AMD’s filings with the Securities and Exchange Commission, except as shall be expressly set forth by specific reference in any such filing.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

EXHIBIT INDEX
Exhibit No.	Description
4.1†	Warrant to Purchase Shares of Common Stock, dated February 23, 2026, between Advanced Micro Devices, Inc. and Meta Platforms, Inc.
10.1	Registration Rights Agreement, dated February 23, 2026, between Advanced Micro Devices, Inc. and Meta Platforms, Inc.
99.1	Press Release of Advanced Micro Devices, Inc. dated February 24, 2026
104	Inline XBRL for the cover page of this Current Report on Form 8-K

† Certain information in this exhibit (indicated by asterisks) has been redacted because it is both (i) not material and (ii) information that the registrant treats as private or confidential.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 24, 2026	ADVANCED MICRO DEVICES, INC.

	By:	/s/ Jean Hu
	Name:	Jean Hu
	Title:	Executive Vice President, Chief Financial Officer & Treasurer